Contacts:  Brad Holiday
Eric Struik
Tim Buckman
(760) 931-1771

CALLAWAY GOLF COMPANY RELEASES
FIRST QUARTER 2010 RESULTS

CARLSBAD, CA /April 29, 2010/ Callaway Golf Company (NYSE:ELY) today announced its financial results for the first quarter of 2010.

•
Net sales of $303 million, an increase of 11% as compared to net sales of $272 million for the first quarter of 2009.  Changes in foreign currency exchange rates favorably affected net sales by $15 million.  On a currency neutral basis (i.e. translating the Company’s first quarter 2010 results at first quarter 2009 exchange rates), net sales would be $288 million, an increase of 6% compared to the first quarter of 2009.

o	U.S. net sales of $151 million, an increase of 7% compared to $141 million for the same period last year.
o
International net sales of $152 million, an increase of 16% compared to $131 million last year. On a currency neutral basis, 2010 international net sales were $137 million, an increase of 5% compared to the same period last year.

•	Gross profit of $137 million (45% of net sales), compared to gross profit of $116 million (43% of net sales) for the first quarter of 2009.

•	Operating expenses for the quarter of $109 million (36% of sales), compared to $103 million (38% of sales) for the first quarter of 2009.

•
Earnings per diluted share of $0.24 (on 83.9 million shares).  For the first quarter of 2009, the Company reported fully diluted earnings per share of $0.11 (on 63.3 million shares).  Both periods include after-tax charges of approximately $0.01 per share related to the Company’s global operations strategy.

“It will take more than 2010 for the golf industry and our business to recover fully, but the first quarter was a good step for us toward that recovery,” commented George Fellows, President and Chief Executive Officer.  “Our sales increased despite the poor weather conditions which delayed the opening of the golf season in many of our key regions, and our gross margins increased.  Our operating expenses as a percentage of net sales improved to 36% compared to 38% in 2009 despite the restoration in 2010 of employee incentive compensation and benefits that had been reversed or temporarily suspended in 2009 and despite continued investment in growth initiatives such as our entry into India and our uPlay business. Furthermore, we continued to invest in our global operations strategy and international expansion as well as carefully manage our working capital, which resulted in a 12% reduction in inventories on 11% higher sales compared to the same period last year. Although the second quarter will be a better indicator of how much the golf industry and our business will recover this year, at this point we remain cautiously optimistic that 2010 will be a significant improvement over 2009.”

Business Outlook

Based on Callaway Golf’s first quarter results and management’s current view regarding the remainder of the year, the Company expects its 2010 financial results will be consistent with guidance provided on its last conference call in January.  Annual sales for 2010 are estimated to be in the range of $990 million to $1.05 billion.  Annual pro forma gross margins are estimated to be in the range of 42% to 44%, and operating expenses are estimated to be in the range of $375 to $405 million.  The Company also estimates full year pro forma earnings per share of $0.25 - $0.35, which excludes after tax charges of approximately $0.10 per share for the charges associated with the Company’s global operations strategy.

*****
Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today.  The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com.  To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast.  A replay of the conference call will be available approximately two hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, May 6, 2010.  The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-642-1687 toll free for calls originating within the United States or 706-645-9291 for International calls.  The replay pass code is 69435314.

*****

Disclaimer:  Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to an economic or golf industry recovery, and estimated sales, gross margins, operating expenses, earnings, and charges for the Company’s global operations strategy in 2010 are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company’s products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company’s credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Currency Neutral Basis:  This press release includes information regarding certain aspects of the Company’s financial results for the first quarter of 2010 that is presented on a “currency neutral basis.” This information estimates the impact of the effect of foreign currency translation on the Company’s 2010 results as compared to the same period in 2009.  This impact is derived by taking the Company’s 2010 local currency results and translating them into U.S. dollars based upon 2009 foreign currency exchange rates for the periods presented and does not include any other effect of changes in foreign currency rates on the Company’s results.

Regulation G:  The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  In addition to the GAAP results, the Company has also provided additional information concerning its results, which include certain financial measures not prepared in accordance with GAAP.  The non-GAAP financial measures included in this press release present certain of the Company’s financial results on a “currency neutral basis.” These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP.  These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies.  Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of the Company’s business without regard to these items.  The Company has provided reconciling information in the text of this press release.

* * * * *
About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$41,852	$78,314
Accounts receivable, net	277,423	139,776
Inventories	230,769	219,178
Deferred taxes, net	22,578	21,276
Income taxes receivable	1,176	19,730
Other current assets	38,972	34,713
Total current assets	612,770	512,987

Property, plant and equipment, net	137,948	143,436
Intangible assets, net	172,351	174,017
Other assets	47,148	45,490
Total assets	$970,217	$875,930

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$145,352	$118,294
Accrued employee compensation and benefits	31,291	22,219
Accrued warranty expense	9,361	9,449
Income tax liability	11,382	1,492
Credit facilities	31,000	-
Total current liabilities	228,386	151,454

Long-term liabilities	14,420	14,594
Shareholders' equity	727,411	709,882
Total liabilities and shareholders' equity	$970,217	$875,930

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	March 31,
	2010	2009

Net sales	$302,875	$271,864
Cost of sales	165,580	155,683
Gross profit	137,295	116,181
Operating expenses:
Selling	74,628	74,650
General and administrative	24,976	19,987
Research and development	9,318	8,103
Total operating expenses	108,922	102,740
Income from operations	28,373	13,441
Other income (expense), net	1,571	(2,381)
Other income before income taxes	29,944	11,060
Income tax provision	9,641	4,248
Net income	20,303	6,812
Dividends on convertible preferred stock	2,625	-
Net income allocable to common shareholders	$17,678	$6,812

Earnings per common share:
Basic	$0.28	$0.11
Diluted	$0.24	$0.11
Weighted-average common shares outstanding:
Basic	63,653	62,914
Diluted	83,926	63,320

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Quarter Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net income	$20,303	$6,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,949	9,944
Deferred taxes, net	(1,746)	(1,604)
Non-cash share-based compensation	2,519	1,667
Gain on disposal of long-lived assets	(14)	(150)
Changes in assets and liabilities	(90,098)	(82,356)
Net cash used in operating activities	(59,087)	(65,687)

Cash flows from investing activities:
Capital expenditures	(4,149)	(10,046)
Proceeds from sales of property and equipment	14	-
Other investing activities	(1,950)	(89)
Net cash used in investing activities	(6,085)	(10,135)

Cash flows from financing activities:
Issuance of common stock	1,301	1,500
Dividends paid, net	(3,266)	-
Proceeds from credit facilities, net	31,000	57,081
Other financing activities	(167)	(491)
Net cash provided by financing activities	28,868	58,090

Effect of exchange rate changes on cash and cash equivalents	(158)	(1,060)
Net decrease in cash and cash equivalents	(36,462)	(18,792)
Cash and cash equivalents at beginning of period	78,314	38,337
Cash and cash equivalents at end of period	$41,852	$19,545

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category
	Quarter Ended
	March 31,		Growth/(Decline)
	2010	2009	Dollars	Percent
Net sales:
Woods	$94,490	$79,882	$14,608	18%
Irons	57,435	65,187	(7,752)	-12%
Putters	38,147	27,691	10,456	38%
Golf balls	51,135	47,348	3,787	8%
Accessories and other	61,668	51,756	9,912	19%
	$302,875	$271,864	$31,011	11%

	Net Sales by Region
	Quarter Ended
	March 31,		Growth/(Decline)
	2010	2009	Dollars	Percent
Net sales:
United States	$151,058	$141,280	$9,778	7%
Europe	42,259	43,003	(744)	-2%
Japan	53,383	47,396	5,987	13%
Rest of Asia	24,587	16,552	8,035	49%
Other foreign countries	31,588	23,633	7,955	34%
	$302,875	$271,864	$31,011	11%

	Operating Segment Information
	Quarter Ended
	March 31,		Growth/(Decline)
	2010	2009	Dollars	Percent
Net sales:
Golf clubs	$251,740	$224,516	$27,224	12%
Golf balls	51,135	47,348	3,787	8%
	$302,875	$271,864	$31,011	11%

Income (loss) before income taxes:
Golf clubs	$43,614	$28,281	$15,333	54%
Golf balls	1,896	(1,698)	3,594	212%
Reconciling items (1)	(15,566)	(15,523)	(43)	0%
	$29,944	$11,060	$18,884	171%

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended March 31,			Quarter Ended March 31,
	2010			2009
	Pro Forma Callaway Golf	Global Operations Strategy	Total as Reported	Pro Forma Callaway Golf	Global Operations Strategy	Total as Reported
Net sales	$302,875	$-	$302,875	$271,864	$-	$271,864
Gross profit	138,295	(1,000)	137,295	117,737	(1,556)	$116,181
% of sales	46%	n/a	45%	43%	n/a	43%
Operating expenses	108,869	53	108,922	102,740	-	$102,740
Income (loss) from operations	29,426	(1,053)	28,373	14,997	(1,556)	$13,441
Other income (loss), net	1,571	-	1,571	(2,381)	-	$(2,381)
Income (loss) before income taxes	30,997	(1,053)	29,944	12,616	(1,556)	$11,060
Income tax provision (benefit)	10,065	(424)	9,641	4,847	(599)	$4,248
Net income (loss)	20,932	(629)	20,303	$7,769	$(957)	$6,812

Dividends on convertible preferred stock	2,625	-	2,625	-
Net income (loss) allocable to common shareholders	$18,307	$(629)	$17,678	$7,769	$(957)	$6,812

Diluted earnings (loss) per share:	$0.25	$(0.01)	$0.24	$0.12	$(0.01)	$0.11
Weighted-average shares outstanding:	83,926	83,926	83,926	63,320	63,320	63,320

	2010 Trailing Twelve Months Adjusted EBITDA					2009 Trailing Twelve Months Adjusted EBITDA
	Quarter Ended					Quarter Ended
Adjusted EBITDA:	June 30,	September 30,	December 31,	March 31,		June 30,	September 30,	December 31,	March 31,
	2009	2009	2009	2010	Total	2008	2008	2008	2009	Total
Net income (loss)	$6,912	$(13,429)	$(15,555)	$20,303	$(1,769)	$37,107	$(7,443)	$(3,154)	$6,812	$33,322
Interest expense (income), net	551	(46)	(435)	(118)	(48)	994	497	272	(123)	1,640
Income tax provision (benefit)	3,859	(11,308)	(11,142)	9,641	(8,950)	20,583	(6,676)	(4,766)	4,248	13,389
Depreciation and amortization expense	10,172	10,128	10,504	9,949	40,753	10,490	9,463	9,216	9,944	39,113
Change in energy derivative valuation acct.	-	-	-	-	-	-	-	(19,922)	-	(19,922)
Adjusted EBITDA	$21,494	$(14,655)	$(16,628)	$39,775	$29,986	$69,174	$(4,159)	$(18,354)	$20,881	$67,542